Exhibit 8.1

	2001 ROSS AVENUE	ABU DHABI
	DALLAS, TEXAS	AUSTIN
	75201-2980	BEIJING
DALLAS
	TEL +1	DUBAI
	214.953.6500	HONG KONG
	FAX +1	HOUSTON
	214.953.6503	LONDON
	www.bakerbotts.com	MOSCOW
NEW YORK
PALO ALTO
June 24, 2011		RIYADH
WASHINGTON
Blueknight Energy Partners, L.P.
BKEP Finance Corporation
Subsidiary Guarantors Listed on Schedule A of the Form S-3
Two Warren Place
6120 South Yale Avenue, Suite 500
Tulsa, Oklahoma 74136

Ladies and Gentlemen:

We have acted as counsel for Blueknight Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), BKEP Finance Corporation, a Delaware corporation, BKEP Operating, L.L.C., a Delaware limited liability company, BKEP Management, Inc., a Delaware corporation, BKEP Crude, L.L.C., a Delaware limited liability company, BKEP Pipeline, L.L.C., a Delaware limited liability company , BKEP Materials, L.L.C., a Texas limited liability company, BKEP Asphalt, L.L.C., a Texas limited liability company, BKEP Field Services, L.L.C., a Delaware limited liability company, BKEP Sub, L.L.C., a Delaware limited liability company, and BKEP Services LLC, a Texas limited liability company, with respect to certain legal matters in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a registration statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), registering securities to be issued and sold by the foregoing parties from time to time pursuant to Rule 415 under the Securities Act for an aggregate initial offering price not to exceed $400,000,000. Such securities include (i) common units representing limited partner interests in the Partnership (“Common Units”); (ii) Series A Preferred Units representing limited partner interests in the Partnership; (iii) partnership securities representing limited partner interests or additional equity interests in the Partnership (“Partnership Securities”); (iv) debt securities, which may be senior debt securities or subordinated debt securities (the “Debt Securities”); (v) guarantees of Debt Securities; (vi) warrants to purchase Common Units, Series A Preferred Units, Partnership Securities, or Debt Securities; and (vii) rights to purchase Common Units, Series A Preferred Units, Partnership Securities, or Debt Securities.

In connection therewith, we prepared the discussion set forth under the caption “Material Income Tax Considerations” (the “Discussion”) in the prospectus contained in the Registration Statement.

All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement, and are, to the extent noted in the Discussion, based on the accuracy of certain factual matters. In addition, we are of the opinion that the Discussion with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact of the Partnership and its general partner included in the Discussion, as to which we express no opinion).

We hereby consent to the filing of this opinion of counsel as Exhibit 8.1 to the Registration Statement and to the references to our firm in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.

SDM/KWC